EXHIBIT 99.2
BEMIS COMPANY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF INCOME
(recast for discontinued operations)
(in millions, except per share amounts)
(unaudited)

	Three Months Ended			Nine Months Ended September 30, 2014
	September 30, 2014	June 30, 2014	March 31, 2014
Net sales	$1,098.2	$1,097.6	$1,095.0	$3,290.8
Cost of products sold	877.5	878.6	884.1	2,640.2
Gross profit	220.7	219.0	210.9	650.6

Operating expenses:
Selling, general and administrative expenses	104.6	104.4	106.6	315.6
Research and development	11.2	11.1	11.1	33.4
Other operating income	(2.4)	(3.1)	(2.1)	(7.6)

Operating income	107.3	106.6	95.3	309.2

Interest expense	14.0	17.0	16.9	47.9
Other non-operating income	(1.2)	(1.7)	(12.7)	(15.6)

Income from continuing operations before income taxes	94.5	91.3	91.1	276.9

Provision for income taxes	33.0	30.6	31.4	95.0

Income from continuing operations	61.5	60.7	59.7	181.9

(Loss) income from discontinued operations, net of tax	(44.5)	5.1	(10.5)	(49.9)

Net income	$17.0	$65.8	$49.2	$132.0

Weighted average shares outstanding (including participating securities):
Basic	99.9	100.4	101.5	100.6
Diluted	100.9	101.4	102.4	101.5

Basic earnings per share:
Income from continuing operations	$0.62	$0.61	$0.58	$1.81
(Loss) income from discontinued operations	(0.45)	0.05	(0.10)	(0.50)
Net income	$0.17	$0.66	$0.48	$1.31

Diluted earnings per share:
Income from continuing operations	$0.61	$0.60	$0.58	$1.79
(Loss) income from discontinued operations	(0.44)	0.05	(0.10)	(0.49)
Net income	$0.17	$0.65	$0.48	$1.30

EXHIBIT 99.2
BEMIS COMPANY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENT OF INCOME
(recast for discontinued operations)
(in millions, except per share amounts)
(unaudited)

	Three Months Ended				Twelve Months Ended December 31, 2013
	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013
Net sales	$1,085.3	$1,121.5	$1,155.3	$1,114.5	$4,476.6
Cost of products sold	877.9	897.3	928.7	897.3	3,601.2
Gross profit	207.4	224.2	226.6	217.2	875.4

Operating expenses:
Selling, general and administrative expenses	105.0	112.8	114.7	116.0	448.5
Research and development	10.4	10.7	9.9	9.5	40.5
Facility consolidation and other costs	(0.6)	15.8	20.9	9.3	45.4
Other operating income	(1.6)	(2.7)	(3.1)	(1.8)	(9.2)

Operating income	94.2	87.6	84.2	84.2	350.2

Interest expense	17.6	17.0	17.0	16.6	68.2
Other non-operating (income) loss	(1.4)	(3.4)	(7.1)	4.2	(7.7)

Income from continuing operations before income taxes	78.0	74.0	74.3	63.4	289.7

Provision for income taxes	27.7	25.1	25.2	19.2	97.2

Income from continuing operations	50.3	48.9	49.1	44.2	192.5

Income from discontinued operations, net of tax	5.9	5.1	4.0	5.1	20.1

Net income	$56.2	$54.0	$53.1	$49.3	$212.6

Weighted average shares outstanding (including participating securities):
Basic	102.8	103.0	103.0	103.3	103.0
Diluted	103.7	104.0	104.0	104.4	104.0

Basic earnings per share:
Income from continuing operations	$0.49	$0.47	$0.47	$0.43	$1.86
Income from discontinued operations	0.06	0.05	0.04	0.05	0.20
Net income	$0.55	$0.52	$0.51	$0.48	$2.06

Diluted earnings per share:
Income from continuing operations	$0.49	$0.47	$0.47	$0.42	$1.85
Income from discontinued operations	0.05	0.05	0.04	0.05	0.19
Net income	$0.54	$0.52	$0.51	$0.47	$2.04

EXHIBIT 99.2
BEMIS COMPANY, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP EARNINGS PER SHARE
(recast for discontinued operations)
(unaudited)

	Three Months Ended			Nine Months Ended September 30, 2014
	September 30, 2014	June 30, 2014	March 31, 2014
Continuing Operations
Diluted earnings per share, as reported	$0.61	$0.60	$0.58	$1.79

Non-GAAP adjustments per share, net of taxes:
Gain on divestiture (1)	—	—	(0.06)	(0.06)

Diluted earnings per share, as adjusted	$0.61	$0.60	$0.52	$1.73

Discontinued Operations
Diluted (loss) earnings per share, as reported	$(0.44)	$0.05	$(0.10)	$(0.49)

Non-GAAP adjustments per share, net of taxes:
Pressure Sensitive Materials plant closure costs (2)	—	—	0.16	0.16
Non-cash impairment for net assets held for sale (3)	0.50	—	—	0.50

Diluted earnings per share, as adjusted	$0.06	$0.05	$0.06	$0.17

Bemis Company Inc.
Diluted earnings per share, as adjusted	$0.67	$0.65	$0.58	$1.90

(1)	Gain on divestitures relates to the sale of the Paper Packaging Division in 2014.

(2)
Includes employee-related costs (including a multiemployer plan settlement), accelerated depreciation, and other costs related to closing our plant in Stow, Ohio (a Pressure Sensitive Materials manufacturing facility).

(3)	Non-cash impairment for net assets held for sale is to write down the carrying value of the assets held for sale to estimated fair value less any costs to sell.

EXHIBIT 99.2
BEMIS COMPANY, INC. AND SUBSIDIARIES
RECONCILIATION OF NON-GAAP EARNINGS PER SHARE
(recast for discontinued operations)
(unaudited)

	Three Months Ended				Twelve Months Ended December 31, 2013
	December 31, 2013	September 30, 2013	June 30, 2013	March 31, 2013
Continuing Operations
Diluted earnings per share, as reported	$0.49	$0.47	$0.47	$0.42	$1.85

Non-GAAP adjustments per share, net of taxes:
Facility consolidation and other costs (1)	—	0.10	0.13	0.06	0.29
Gain on divestiture (2)	—	—	(0.03)	—	(0.03)
Gain on sale of land and building (3)	—	(0.02)	—	—	(0.02)

Diluted earnings per share, as adjusted	$0.49	$0.55	$0.57	$0.48	$2.09

Discontinued Operations
Diluted earnings per share, as reported and adjusted	$0.05	$0.05	$0.04	$0.05	$0.19

Bemis Company Inc.
Diluted earnings per share, as adjusted	$0.54	$0.60	$0.61	$0.53	$2.28

(1)	Facility consolidation and other costs includes employee-related costs, accelerated depreciation, write down of equipment and other costs related to the Company's facility consolidation program.

(2)	Gain on divestitures relates to the sale of Clysar in 2013.

(3)	Gain on sale of land and building relates to final settlement associated with a property that was not part of our facility consolidation program.